UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/22/2011

POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32729

Delaware	82-0156045
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 West First Avenue, 1600
Spokane WA 99201
(Address of principal executive offices, including zip code)

(509)-835-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 22, 2011, Potlatch Corporation (the "Company") entered into the Third Amendment to Credit Agreement (the "Third Amendment") that amends the Credit Agreement, dated December 8, 2008, by and among the Company, Potlatch Forest Holdings, Inc., Potlatch Land & Lumber, LLC, certain wholly owned subsidiaries of the Company as Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the Lenders (as amended by the First Amendment dated November 19, 2009, and the Second amendment dated February 4, 2011, the "Credit Agreement"). Capitalized terms used but not otherwise defined in this Current Report on Form 8-K shall have the meanings set forth in the Credit Agreement.

The Third Amendment reduces the minimum required Interest Coverage Ratio from 3.00 to 1.00 to 2.00 to 1.00, adds a Minimum Liquidity requirement of $60,000,000 and eliminates the ability of the Company to incur additional secured indebtedness without the Lenders' consent.

The above description of the Third Amendment is qualified in its entirety by reference to the complete terms of the Third Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1            Third Amendment to Credit Agreement, dated December 22, 2011, by and among the Company, Potlatch Forest Holdings, Inc., Potlatch Land & Lumber, LLC, certain wholly-owned subsidiaries of the Company as Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTLATCH CORPORATION

Date: December 22, 2011	By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Third Amendment to Credit Agreement